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                                                                    Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-34587, 333-34593, 333-34683, 333-35689, 333-51081, 333-74463, and
333-39972 on Form S-8 and Registration Statement Nos. 333-75812, 333-89818, and 333-99705 on Form S-3 of our report dated March 1, 2007 (October 3, 2007 as to the effects of the Dequest sale, adoption of a new accounting pronouncement and change in measurement of segment profit and loss as described in Note 23), relating to the consolidated financial statements and financial statement schedule of Solutia Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs referring to Solutia Inc.'s filing for reorganization under Chapter 11 of the United States Bankruptcy Code, substantial doubt about Solutia Inc.'s ability to continue as a going concern and changes in accounting principles) appearing in this Current Report on Form 8-K/A of Solutia Inc. and subsidiaries.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
October 4, 2007